EXHIBIT 10.24

                     1997 ADVANCED TECHNICAL PRODUCTS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

               1. GRANT OF OPTION. Pursuant to the 1997 Advanced Technical Products, Inc. Stock Option Plan (the "Plan") for key employees of Advanced Technical Products, Inc. (the "Company") and its subsidiaries, and subject to the limitations of Section 3 hereof, the Company grants to

                          -----------------------------
                              (the "Option Holder")

an incentive option to purchase from the Company a total of _________ shares of Common Stock $0.01 par value, of the Company at $_____ per share (being at least the fair market value per share of the Common Stock on the date of this grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

               2. TIME OF EXERCISE. Except only as specifically provided elsewhere in this Agreement, this option is exercisable in the following cumulative installments:

                  a. Up to ___% of the total optioned shares at any time after
                     ------------, ----;

                  b. Up to an additional ___% of the total optioned shares at any time after _____________, ____;

                  c. Up to an additional ___% of the total optioned shares at any time after ___________, ____;

                  d. Up to an additional ___% of the total optioned shares at any time after __________, ____; and

                  e. The remaining ___% of the total optioned shares at any time after ___________, _____.

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If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. In the event of the Option Holder's termination of employment for whatever cause, the option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his termination of employment.

               3. EXERCISE OF OPTION. The exercise of this option shall entitle the Option Holder to purchase shares of Common Stock of the Company.

               4. SUBJECT TO PLAN. This option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

               5. TERM. This option will terminate at the first of the following:

                  a.  5 p.m. on __________, ____.

                  b. 5 p.m. on the later of the date of expiration or 180 days following the date of the Option Holder's termination of employment with the Company and its subsidiaries by reason of the Option Holder's death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code).

                  c. 5 p.m. on the date 30 days following the date the Option Holder's employment with the Company and its subsidiaries terminates other than by death or disability.

               6. WHO MAY EXERCISE. During the lifetime of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) prior to the termination date specified

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in Section 5 hereof without having exercised the option as to all of the shares covered hereby, the option may be exercised to the extent the Option Holder could have exercised the option on the date of his death or disability at any time prior to the earlier of the dates specified in Section 5(a) and (b) hereof by (i) the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (ii) the Option Holder or his personal representative in the event of the Option Holder's disability, subject to the other terms of this Agreement, the Plan and applicable laws, rules and regulations. For purposes of this Agreement, the Company shall determine the date of disability of the Option Holder.

               7. RESTRICTIONS ON EXERCISE. This option:

                  a. may be exercised only with respect to full shares and no fractional share of stock shall be issued;

                  b. may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured; and

                  c. may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date 30 days prior to the date of exercise the Option Holder was an employee of either the Company or a subsidiary of the Company; provided, if the Option Holder's continuous employment is terminated by (i) disability, the option may be exercised in accordance with
                      Section 6, or (ii) death, or if the Option Holder dies within said 30-day period, the option may be exercised in accordance with Section 6.

               8. MANNER OF EXERCISE. Subject to such administrative regulations as the Board of Directors may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option, give written notice ("the Notice") to the Company of the exercise price and the number of shares which he will purchase. Any Notice shall include full payment in United States dollars of

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the option exercise price for the shares of stock being purchased and an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

         9. NON-ASSIGNABILITY. This option is not assignable or transferable by the Option Holder except by will or by the laws of descent and distribution.

         10. RIGHTS OF STOCKHOLDER. The Option Holder will have no rights as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         11. CAPITAL ADJUSTMENTS. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to such adjustment as the Board of Directors of the Company deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

         12. LAW GOVERNING. This Agreement is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with and governed by the laws of such State.

         13. DATE OF GRANT. The date of grant of this option is __________,
____.

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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 13 hereof.


                                        ADVANCED TECHNICAL PRODUCTS, INC,

                                        By: ________________________________
                                        James S. Carter, Chairman of the Board,
                                        President and Chief Executive Officer


                                        OPTION HOLDER:

                                        ____________________________________
                                        Name: ______________________________

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